NINTH AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS NINTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Ninth Amendment”), executed as of May 31, 2010, is by and between BIRNER DENTAL MANAGEMENT SERVICES, INC., a Colorado corporation (“Borrower”), and KEYBANK NATIONAL ASSOCIATION, a national banking association (“Lender”).

RECITALS

A.          Borrower and Lender are parties to a Second Amended and Restated Credit Agreement, dated as of August 7, 2003 (the “Credit Agreement”), pursuant to which Lender has agreed to make loans up to $7,000,000 to Borrower on the terms and subject to the conditions set forth therein. The Credit Agreement was amended by the terms of that certain First Amendment to Second Amended and Restated Credit Agreement dated May 6, 2004, that certain Second Amendment to Second Amended and Restated Credit Agreement dated April 29, 2005, that certain Third Amendment to Second Amended and Restated Credit Agreement dated April 25, 2006, that certain Fourth Amendment to Second Amended and Restated Credit Agreement dated August 31, 2006, that certain Fifth Amendment to Second Amended and Restated Credit Agreement dated April 30, 2007, that certain Sixth Amendment to Second Amended and Restated Credit Agreement dated April 22, 2008, that certain Seventh Amendment to Second Amended and Restated Credit Agreement dated June 30, 2009, and that certain Eighth Amendment to Second Amended and Restated Credit Agreement dated January 13, 2010.

B.           Borrower desires to further modify certain terms and conditions of the Credit Agreement, and Lender is willing to agree to the modifications contained in this Ninth Amendment, on the terms and conditions set forth herein.

C.           Capitalized terms used in this Ninth Amendment and not defined herein shall have the meanings assigned to those terms in the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1.           AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

(a)          Extension of Maturity Date. The definition of “Revolving Credit Maturity Date” contained in Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Revolving Credit Maturity Date” shall mean May 31, 2012.

(b)         Deletion of L1BOR Rate Floor. The definition of “L1BOR Rate” contained in Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“L1BOR Rate” shall mean for each Interest Period for any L1BOR Rate Loan, the average rate as established by the British Bankers Association (“BBA”) on the first day of such Interest Period, based on the average of the rates charged by eight (excluding the four highest and the four lowest rates) of the sixteen largest British Banks in London. If the BBA no longer reports such rate or Lender determines in good faith that the rate so reported no longer accurately reflects the rate available to Lender in the London Interbank Market, Lender may select in its reasonable discretion a replacement index for determining L1BOR, and shall promptly notify Borrower of such selection. If there are changes in the L1BOR Reserve Requirement, L1BOR shall be adjusted by dividing L1BOR by the result of (x) 1.00 minus (y) the L1BOR Reserve Requirement.

(c)          Modification of Interest Rate Margin. Section 2.6(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(a)

(i) With respect to any L1BOR Rate Loan, at a rate per annum equal to the sum of the L1BOR Rate effective as of the date such LIBOR Rate Loan was made and the L1BOR Rate Margin specified in subpart (a)(iii) below.

(ii) With respect to any Base Rate Loan, at a rate per annum equal to the sum of the Base Rate and the Base Rate Margin specified in subpart (a)(iii) below, which rate shall change when and as the Base Rate changes in accordance with this Agreement.

(iii) The LIBOR Rate Margin or Base Rate Margin, as applicable, shall be equal to the margin set forth in the table below with respect to Revolving Loans or Term Loan, as applicable:

	L1BOR Rate Margin	Base Rate Margin
Revolving Loans	250 Basis Points	25 Basis Points
Term Loan	150 Basis Points	0 Basis Points”

(d)   Modification of the Commitment Fee. Section 2.5(b) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(b) A commitment fee (the “Commitment Fee”) of 0.40% per annum prior to June 1, 2010, and 0.25% per annum on June 1, 2010 and thereafter, on the average daily unused amount of the Revolving Loan Commitment during the preceding quarter shall be payable, in arrears, on the last day of each quarter and on the Revolving Credit Maturity Date. The Commitment Fee shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due and payable on June 30, 2010 shall be prorated based on the number of days from the beginning of the quarter through and including May 31, 2010 at the 0.40% rate and from June 1, 2010 through the end of quarter at the 0.25% rate. The Commitment Fee shall be paid on the dates due, in immediately available funds. Once paid, the Commitment Fee shall not be refundable under any circumstances.”

2.           LOAN DOCUMENT AMENDMENTS. Each of the other Loan Documents is hereby amended to conform to the amendments to the Credit Agreement as set forth in Paragraph 1.

3.           DOCUMENT RATIFICATION. Subject to the amendments set forth in Paragraph 1 above, all of the terms and conditions contained in the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect.

4.           RELEASE. The execution of this Ninth Amendment by Lender does not and shall not constitute a waiver of any rights or remedies to which Lender is entitled pursuant to the Credit Agreement or the other Loan Documents, nor shall the same constitute a waiver of any default now existing or which may occur in the future with respect to the Credit Agreement or the other Loan Documents. Borrower hereby agrees that Lender has fully performed its obligations pursuant to the Credit Agreement and the other Loan Documents through the date hereof and hereby waives, releases and relinquishes any and all claims whatsoever, known or unknown, that it may have against Lender with respect to the Credit Agreement or the other Loan Documents through the date hereof.

5.           PAYMENT OF COSTS AND FEES. Borrower shall pay all out-of-pocket expenses incurred by Lender in connection with the preparation of this Ninth Amendment, including, without limitation, reasonable attorneys’ fees.

6.           CONDITIONS PRECEDENT. Notwithstanding anything to the contrary set forth herein, the terms and provisions of this Ninth Amendment shall not be effective unless and until all of the following shall have occurred:

(a)           Borrower shall have executed and delivered to Lender this Ninth Amendment, and such other documents, instruments, resolutions and other items as may be required by Lender, in form satisfactory to Lender.

(b)           Borrower shall have paid to Lender a fully earned, non-refundable fee of $17,500 to induce Lender to enter into this Ninth Amendment.

7.           REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER. Borrower represents, warrants and covenants to Lender:

(a)           No default or event of default under any of the Loan Documents as modified herein, nor any event, that, with the giving of notice or the passage of time or both, would be a default or an event of default under the Loan Documents as modified herein has occurred and is continuing.

(b)           There has been no material adverse change in the financial condition of Borrower or any other person whose financial statement has been delivered to Lender in connection with the Loan from the most recent financial statement received by Lender.

(c)           Each and all representations and warranties of Borrower in the Loan Documents are accurate on the date hereof.

(d)           Borrower has no claims, counterclaims, defenses, or set-offs with respect to the Loan or the Loan Documents as modified herein.

(e)           The Loan Documents as modified herein are the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their terms.

(f)           Borrower shall execute, deliver, and provide to Lender such additional agreements, documents, and instruments as reasonably required by Lender to effectuate the intent of this Ninth Amendment.

8.           CONTROLLING LAW. The terms and provisions of this Ninth Amendment shall be construed in accordance with and governed by the laws of the State of Colorado.

9.           BINDING EFFECT. This Ninth Amendment shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

10.         CAPTIONS. The paragraph captions utilized herein are in no way intended to interpret or limit the terms and conditions hereof, rather, they are intended for purposes of convenience only.

11.         COUNTERPARTS. This Ninth Amendment may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Ninth Amendment may be detached from any counterpart of this Ninth Amendment without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Ninth Amendment identical in form hereto but having attached to it one or more additional signature pages.

[Signatures appear on following page]

[SIGNATURE PAGE TO NINTH AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Ninth Amendment as of the day and year first above written.

BORROWER:

BIRNER DENTAL MANAGEMENT SERVICES,
INC., a Colorado corporation

By:	/s/ Dennis Genty
Dennis Genty, Chief Financial Officer

LENDER:

KEY BANK NATIONAL ASSOCIATION, a
national banking association

By:	/s/ Timothy Bishop
Timothy Bishop, Vice President